Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V92866-P47893 LIVE OAK BANCSHARES, INC. 1741 TIBURON DRIVE WILMINGTON, NC 28403 LIVE OAK BANCSHARES, INC. 2026 Annual Meeting Vote by May 18, 2026 11:59 PM ET You invested in LIVE OAK BANCSHARES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 19, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 5, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* May 19, 2026 9:00 AM Eastern Time Live Oak Bancshares, Inc. Corporate Office 1741 Tiburon Drive Wilmington, North Carolina

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V92867-P47893 Voting Items Board Recommends 1. Election of Directors For Nominees: 01) Tonya W. Bradford 02) William H. Cameron 03) David G. Lucht 04) Jeffrey W. Lunsford 05) James S. Mahan III 06) Patrick T. McHenry 07) Miltom E. Petty 08) Neil L. Underwood 09) Yousef A. Valine 10) William L. Williams III 2. Omnibus Stock Incentive Plan. Proposal to approve the Live Oak Bancshares, Inc. 2026 Omnibus Stock Incentive Plan. For 3. Employee Stock Purchase Plan. Proposal to approve the Live Oak Bancshares, Inc. 2026 Employee Stock Purchase Plan. For 4. Say-on-Pay Vote. Non-binding, advisory proposal to approve compensation paid to our named executive officers. For 5. Ratification of Independent Auditors. Proposal to ratify KPMG LLP as the Company’s independent auditors for 2026. For